EXHIBIT 4.1


     [LOGO]  CAPELOGIC INCORPORATED
             Providing Technology Solutions for Financial Services

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                                         1 Windhaven Court, Monroe Twp, NJ 08831
                                  Telephone: (609) 448-7930  Fax: (973) 206-9430
                                                         Web:  www.capelogic.com


                                  June 25, 2015



Advisors Asset Management, Inc.
8100 E 22nd Street N., Bldg 800 Suite 102
Wichita, KS  67226



     Re:                 Advisors Disciplined Trust 1440
       Advisors Corporate Trust--Navellier/Dial High Income Opportunities
                              Portfolio, Series 97
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Gentlemen:

We have examined the Registration Statement File No. 333-202099 for the referenced Trust and acknowledge that Capelogic, Inc. is currently acting as the independent pricing agent for Advisors Disciplined Trust 1440. Subsequently, we hereby consent to the reference of Capelogic, Inc. as independent pricing agent.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ SALMAN AHMAD
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Salman Ahmad
Treasurer





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